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                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in this Registration
Statement on Form N-1A of our report dated November 21, 2001, relating to the financial statements and financial highlights which appears in the September 30, 2001 Annual Report to Shareholders of Prudential Index Series Fund- Prudential Stock Index Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Statements", "Other Service Providers" and "Financial Highlights" in such Registration Statement.

PricewaterhouseCoopers LLP
New York, New York
November 28, 2001